EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-161647, 333-147190 and 333-179513 on Form S-8 of our reports dated August 27, 2013, relating to the financial statements of Standex International Corporation, and the effectiveness of Standex International Corporation’s internal control over financial reporting, appearing in this Amendment No. 2 to the Annual Report on Form 10-K/A of Standex International Corporation for the year ended June 30, 2013.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 13, 2014